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                                                                    EXHIBIT 10.1
                           MYSTECH ASSOCIATES, INC.
                               STOCK OPTION PLAN


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This Plan, as adopted by the Board of Directors of the Corporation on October
14, 1994, at the Annual Meeting of the Board of Directors, sets forth the authority and the terms and conditions under which Options could be issued by the Board of Directors of the Corporation. This Plan, as amended and restated on July 9, 1998 in connection with the merger (the "Merger") of the Corporation with a wholly owned subsidiary of Sterling Software, Inc. ("Sterling Software"), is being maintained by the Corporation for the sole purpose of permitting the exercise of Options that were outstanding immediately prior to the effective time of the Merger (the "Effective Time").

1.0  AUTHORITY

The Mystech Stock Ownership Agreement, dated October 14, 1994, authorized and charged the Board of Directors of the Corporation to develop and implement a stock option plan intended to reward and provide incentive to technical, support and management employees.

2.0  DEFINITIONS

The following terms as used herein have the meanings hereinafter set forth unless the context clearly indicates to the contrary:

2.1  "Board" shall mean the Board of Directors of the Corporation.

2.2 "Corporation" shall mean Sterling Software (Connecticut), Inc. (formerly known as Mystech Associates, Inc. (sometimes herein called "Mystech")), and the surviving corporation in any merger to which Sterling Software (Connecticut), Inc. may be a party.

2.3 "Committee" shall mean the 1996 Stock Option Committee of the Board of Directors of Sterling Software and any other committee of such Board of Directors that may succeed to the authority presently vested in such 1996 Stock Option Committee in relation to this Plan.

2.4  "Fair Market Value" of the Shares shall be as determined by the Committee.

2.5 "Incentive Stock Options" shall mean those Options granted hereunder as Incentive Stock Options as defined in, and which by their terms comply with the requirements of such options set out in, Section 422 of the Internal Revenue Code of 1986 and Treasury Regulations issued with respect thereto.

2.6  "Insider" shall mean any officer or director of the Corporation.

2.7 "Non-Qualified Stock Option" shall mean those stock options granted hereunder which do not qualify as Incentive Stock Options as described in
Section 2.5.

2.8 "Option" shall mean an option to purchase Shares granted pursuant to the provisions of this Plan prior to the Effective Time.

2.9 "Optionee" shall mean a person to whom an Option has been granted under this Plan.

2.10 "Plan" shall mean this Mystech Associates, Inc. Stock Option Plan, as amended or amended and restated from time to time.

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2.11  "Shares" shall mean, from and after the Effective Time, and subject to the provisions of Section 14.2, shares of Common Stock, par value $0.10 per share, of Sterling Software.

2.12 "Stock Option Certificate," when used in reference to an Option, shall mean the document which defines the specific terms and conditions of the Option.

2.13 "Subsidiary" shall mean any corporation which is controlled by Sterling Software.


3.0  PURPOSE OF PLAN

Prior to the Merger, the Plan was intended by Mystech to reward those Mystech employees who contributed to Mystech's success and to benefit those Mystech employees interested in a long-term investment in Mystech. The Plan is being maintained by the Corporation for the sole purpose of permitting the exercise of Options pursuant to the terms of the Plan, after giving effect to the adjustments to the terms of the Options described in Section 14.1.

4.0  EFFECTIVE DATE

The effective date of this Plan is October 14, 1994.

5.0  SHARES RESERVED FOR PLAN

5.1 Sterling Software has reserved for issuance a sufficient number of Shares to permit the exercise in full of all Options that were outstanding immediately prior to the Effective Time.

5.2 The Shares subject to outstanding Options shall consist of authorized but unissued Shares or previously issued Shares acquired and held in the treasury of Sterling Software, or a combination of the foregoing.

6.0  ADMINISTRATION

6.1  The Plan shall be administered by the Committee.

6.2 Subject to the terms of this Plan, the Committee shall have complete authority to interpret this Plan, to prescribe, amend, and rescind rules and regulations relating to it, to determine the details and provisions of each Stock Option Certificate, and to make all other determinations necessary or desirable in the administration of this Plan or of any Option.

7.0  ELIGIBILITY

[Intentionally omitted.]

8.0  TYPES OF OPTIONS

All of the Options that were outstanding immediately prior to the Effective Time are Non-Qualified Stock Options.



9.0  NO FURTHER GRANTS

No options of any kind will be granted under this Plan after the Effective Time.

10.0  TERM OF OPTION

10.1 Each Option commenced on the date as of which the Stock Option Certificate relating thereto became effective and shall terminate at such time as is provided in such Stock Option Certificate or, if earlier, the date that is six
(6) years and one (1) day after the date of the grant. If an Optionee shall cease to be an employee of the Corporation, Sterling Software or any of Sterling Software's other Subsidiaries, for any reason other than termination for cause or a termination by reason of death, any unexercised portion of any Option held by such Optionee shall terminate sixty (60) days after the date of termination of employment, or upon the expiration of such Option, whichever comes first.

10.2 In the event that the Optionee's employment is terminated for cause, the unexercised portion of any Option held by such Optionee shall terminate immediately upon the giving of notice of such termination. Nothing in this Plan or in any Option

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granted pursuant to this Plan shall confer on any Optionee the right to continue in the employ or other service of the Corporation, Sterling Software or any of its other Subsidiaries, or interfere in any way with the right of the Corporation, Sterling Software or any of its other Subsidiaries to terminate the Optionee's employment or other service at any time.

10.3 In the event of the death of the Optionee, the Optionee's estate may exercise the unexercised portion of any Option held by such Optionee on the date of his or her death, to the extent that the Optionee was entitled to exercise the same on the date of his or her death, until the earlier of (a) ninety (90) days after the death of the Optionee and (b) the expiration of the Option.

11.0  EXERCISE OF THE OPTION

11.1 An Option may be exercised in whole or in part at any time during the term of the Option by signing the Stock Option Certificate and giving written notice delivered to the Corporation. Such notice shall state the number of Shares with respect to which the Option is being exercised and shall be accompanied by payment in full of the purchase price of such Shares. Payment shall be made to the Corporation either (a) in cash (including certified check, bank draft, or money order), (b) by delivering Shares already owned by the Optionee which shall be valued at Fair Market Value on the day on which notice of exercise is received by the Corporation, or (c) a combination of such Shares and cash; provided, however, that no payment in the form of Shares shall be permitted at any time at which the Corporation is prohibited from purchasing or acquiring such Shares. Delivery of Shares pursuant to alternative (b) or (c) above shall be accomplished by the Optionee's delivery of one or more certificates representing at least the number of Shares to be used to pay the portion of the purchase price to be paid in the form of Shares, duly endorsed for transfer or accompanied by one or more properly executed stock powers, together with written instructions as to the number of Shares to be applied to the payment of the purchase price. Should the Optionee exercise only a portion of an Option, a new Stock Option Certificate for the unexercised portion of the surrendered Option will be issued to such Optionee.

11.2 Sterling Software may in its sole and absolute discretion provide for deferred payment of the exercise price for Shares purchased upon the exercise of an Option from the proceeds of sale through a bank or broker of some or all of the Shares to which such exercise relates. Any such deferred payment of the exercise price shall be on such terms and subject to such conditions, consistent with the terms of the Plan and the Options, including without limitation execution and delivery by the Optionee of such documents, and compliance by the Optionee with such other procedures, as the Committee may establish.

12.0  OPTION PRICE

[Intentionally omitted.]

13.0  NON-ASSIGNABILITY OF THE OPTION

Options are not transferable by the Optionee and may be exercised, during the Optionee's lifetime, only by the Optionee.

14.0  ADJUSTMENTS UPON FUNDAMENTAL CORPORATE CHANGE

14.1 Pursuant to the provisions of this Plan that were in effect immediately prior to the Effective Time, at the Effective Time, the terms of each then-outstanding Option were adjusted so that each Option immediately thereafter constituted an option to purchase, on substantially the same terms and subject to substantially the same conditions as were previously applicable thereto, a number of Shares (rounded down to the nearest whole share) determined by multiplying (i) the number of shares of common stock of the Corporation ("Mystech Common Stock") subject to such Option immediately prior to the Effective Time by (ii) 5.49313 (the "Option Conversion Factor"), at an exercise price per Share (increased to the nearest whole cent) equal to (i) the exercise price per share of Mystech Common Stock subject to such Option divided by (ii) the Option Conversion Factor.

14.2 Notwithstanding any other provision of this Plan, the Committee may make or provide for

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such adjustments in the number of Shares covered by outstanding Options, in the purchase price per share of Shares covered by outstanding Options, and/or in the kind of shares covered thereby (including shares of another issuer), as the Committee, in its sole discretion, exercised in good faith, may determine is equitably required to prevent dilution or enlargement of the rights of Optionees that otherwise would result from any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of Sterling Software, merger, consolidation, spin-off, reorganization, liquidation, issuance of rights or warrants to purchase securities or any other corporate transaction or event having an effect similar to any of the foregoing.

15.0  COMPLIANCE WITH LAWS

15.1 Notwithstanding any contrary provisions of this Plan, the Options shall not be exercisable by the Optionee or the Optionee's legal representative during a time period in which such exercise would adversely affect the Corporation or Sterling Software under applicable state and federal securities laws. The Corporation shall, however, provide Optionees with an opportunity to elect to exercise the Options, within the limits specified in this Plan, at a minimum of approximately once a year and, if not sooner terminated, immediately prior to the expiration of the term of such Options. If an Option is terminated early pursuant to Section 10.1 or 10.3 of this Plan, and if the Optionee attempts to exercise the Option within the period specified in Section 10.1 or 10.3, as applicable, and if the Corporation determines that it should defer the exercise for the securities laws compliance reasons previously referenced in this Section, then the Corporation may extend the period of time during which an Optionee may exercise the Option. Any such extension shall last only until the next time the Corporation provides the Optionees with an opportunity to exercise Options granted under the Plan.

15.2 The Corporation shall have the right to require the payment (through withholding from the participant's salary, or otherwise as the Corporation shall determine) of any federal and state taxes required to be withheld from any transfer of Shares hereunder (including a transfer of Shares on the exercise of an Option granted hereunder).

16.0  NO RIGHTS IN OPTION STOCK

No Optionee shall have any rights as a shareholder with respect to Shares as to which an Option shall not have been exercised and payment made as herein provided, and shall have no rights with respect to such Shares not expressly conferred by this Plan.

17.0  EFFECT ON CHANGE IN CAPITAL STRUCTURE

The existence of the Options shall not affect in any way the right or power of Sterling Software or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations, or other changes in Sterling Software's capital structure or business, or any merger or consolidation of Sterling Software, or any issue of bonds, debentures, preferred or preference stocks senior to or affecting the Shares or the rights appurtenant thereto, or dissolution or liquidation of Sterling Software, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceedings, whether of a similar character or otherwise.

18.0  SUCCESSORS

This Plan shall be binding upon any successors of the Corporation.

19.0  AMENDMENT AND TERMINATION

Unless this Plan shall theretofore have been terminated as herein provided, it shall terminate at the earliest time at which all of the Options shall have been exercised or shall have expired. This Plan may be terminated, modified, or amended by the shareholders of the Corporation. The Committee may terminate this Plan or make such modifications or amendments thereof as it shall deem advisable, or in order to conform to any change in any law or regulation applicable thereto; provided, however, that the Committee may not, without approval by the shareholders of the

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Corporation (a) increase the periods during which Options may be granted or exercised, except as provided in Section 15 of the Plan or (b) provide for the administration of this Plan otherwise than by the Committee. No termination, modification, or amendment of this Plan may, without the consent of the Optionee to whom any Option shall theretofore have been granted, adversely affect the rights of such Optionee under such Option.

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